Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT

This AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT (this “Amendment”), is made and entered into as of July 11, 2024 (the “Amendment Date”), by and among each of

(A) MUFG Bank, Ltd., a Japanese banking corporation, as buyer (“Buyer”); and

(B) TXU Energy Retail Company LLC, a Texas limited liability company (“TXU”), as seller (the “Seller”);

and amends that certain that certain 1996 SIFMA Master Repurchase Agreement dated as of October 9, 2020, between Seller and Buyer (the “Master Repurchase Agreement” and, as amended hereby, the “Amended Master Repurchase Agreement”). Each of Buyer and Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into the Master Repurchase Agreement; and

WHEREAS, the Parties now wish to amend certain provisions of the Master Repurchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties agree as follows:

1.	Interpretation.

1.1 Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Master Repurchase Agreement (including Annex I thereto).

1.2 Construction. The rules of construction set forth in Section 1.2 of the Framework Agreement shall apply to this Amendment.

2.	Amendment.

2.1 Effective from and after the Amendment Date, the definition of “Pricing Rate” set forth in Annex I of the Master Repurchase Agreement is hereby amended and restated as follows:

“Pricing Rate”, the per annum percentage rate for determination of the Price Differential, determined for each Transaction (unless otherwise specified in the Confirmation) as being equal to the sum of (A) Term SOFR for the related Transaction Period, plus (B) 1.60% (it being understood that, if Seller Party Agent fails to deliver the required Transaction Notice for a Transaction and the other associated documents pursuant to Section 4.1(a) of the Framework Agreement at least three (3) Business Days prior to the proposed Purchase Date and Buyer nonetheless elects to proceed with the proposed Transaction, the MUFG Cost of Funds Rate shall be used instead of Term SOFR in determining the Pricing Rate for such Transaction);

3.	Representations, Warranties, Undertakings and Agreements.

3.1 Seller. In entering into this Amendment, Seller hereby makes or repeats (as applicable) to Buyer as of the Amendment Date (or, to the extent expressly relating to a specific prior date, as of such prior date) the representations and warranties set forth in the Master Repurchase Agreement, and such representations and warranties shall be deemed to include this Amendment. Seller further represents as of the Amendment Date that it has complied in all material respects with all covenants and agreements applicable to it under the Master Repurchase Agreement.

4.	Miscellaneous.

4.1 Counterparts. This Amendment may be executed by the Parties on any number of separate counterparts, by email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

4.2 Ratification; Amended Terms. Except as amended hereby the Master Repurchase Agreement remains in full force and effect. The Parties hereby acknowledge and agree that, effective from and after the Amendment Date, (i) all references to the Master Repurchase Agreement in any other Transaction Agreement shall be deemed to be references to the Amended Master Repurchase Agreement and (ii) any amendment in this Amendment of a defined term in the Master Repurchase Agreement shall apply to terms in any other Transaction Agreement which are defined by reference to the Master Repurchase Agreement.

4.3 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO)).

4.4 Expenses. All reasonable and documented legal fees and expenses of Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and each related document entered into in connection herewith shall be paid by the Seller promptly on demand.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Buyer:

MUFG BANK, LTD.

By:	/s/ Matt Statton
Name:	Matt Statton
Title:	Managing Director

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 4 to Master Repurchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Seller:

TXU ENERGY RETAIL COMPANY LLC

By:	/s/ William M. Quinn
Name:	William M. Quinn
Title:	Senior Vice President and Treasurer

[Signature Page to Amendment No. 4 to Master Repurchase Agreement]